EXHIBIT 99.1

GSI LUMONICS INC. REPORTS ACTION
AGAINST ELECTRO SCIENTIFIC INDUSTRIES, INC.

Billerica, Massachusetts (August 19, 2003): GSI Lumonics Inc. (NASDAQ: GSLI and TSX: LSI) today announced that it has filed an action against Electro Scientific Industries, Inc. (NASDAQ ESIOE) of Portland, Oregon in the United States District Court for the Central District of California for patent infringement. The complaint alleges Electro Scientific is violating three GSI Lumonics patents: 6337462, 6181728 and 6573473. This patented technology is used in GSLI’s laser systems for processing semiconductor devices.

“GSI Lumonics has made significant investment in developing technology to deliver meaningful value to our customers,” said Charles D. Winston, Chief Executive Officer and President, GSI Lumonics, Inc. “By taking steps to protect our patent portfolio we assure our ability to meet the challenging technology demands of our customers.”

GSI Lumonics Inc. supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics and industrial markets. GSI Lumonics’ common shares are listed on The NASDAQ Stock Market® (GSLI) and the Toronto Stock Exchange (LSI). The Company’s Internet website address is http://www.gsilumonics.com/.

For more information call: Tom Swain GSI Lumonics Inc. 978-439-5511